EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement Number 333-43946 (Form S-8), of our report dated March 9, 2001, with respect to the financial statements of U.S.-China Industrial Exchange, Inc. included in this Annual Report (Form 10-KSB), for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

McLean, Virginia

March 29, 2001